Exhibit 4.4

SECOND AMENDED AND RESTATED AGENCY AGREEMENT

January 5, 2018

ESSA Pharma Inc.

999 West Broadway, Suite 720

Vancouver, British Columbia V5Z 1K5

Attention: David Parkinson, Chief Executive Officer

Dear Sir:

ESSA Pharma Inc. (the “Corporation”) and Bloom Burton Securities Inc. (the “Agent”) are parties to an amended and restated agency agreement dated January 2, 2018 (the “Original A&R Agreement”). The Corporation and the Agents have agreed to amend and restate the Original A&R Agreement in its entirety, so that the respective duties, rights, and obligations of the parties with respect to each other and to the Offering (as defined herein), shall be governed by this Agreement (as defined herein).

The Agent understands that the Corporation proposes to issue and sell up to 125,000,000 Common Shares (as defined herein) (the “Offered Shares”) at a purchase price of US$0.20 per Offered Share (the “Offering Price”) for aggregate gross proceeds of up to US$25 million. In lieu of an Offered Share, purchasers may elect to purchase one pre-funded Common Share purchase warrant (a “Warrant”) at the Offering Price. Each Warrant will entitle the holder thereof to acquire, subject to adjustment in certain circumstances, one Common Share (a “Warrant Share”) until 4:30 p.m. (Toronto time) on the date that is 60 months following the issuance date thereof. The exercise price of the Warrants will be pre-funded except for a nominal exercise price of US$0.0001 per Warrant Share. The Agent also understands and acknowledges that the Corporation will complete the Concurrent Offering (as defined herein) contemporaneously with the closing of the first tranche of the Offering.

In addition, the Corporation hereby grants to the Agent an option (the “Over-Allotment Option”), exercisable in whole or in part, subject to approval by the Corporation, at any time and from time to time up to January 17, 2018, to arrange for the purchase from the Corporation of up to that number of additional Offered Shares (the “Additional Shares”) or Warrants (the “Additional Warrants” and together with the Additional Shares, the “Additional Securities”) as is equal to 15% of the Offered Securities (as defined herein) issued on the Closing Date (as defined herein) on the same basis as the Offered Securities to cover the Agent’s over-allocation position, if any, and for market stabilization purposes. Unless otherwise specifically referenced or unless the context otherwise requires, all references to: (i) “Offered Shares” shall include the Additional Shares; (ii) “Warrants” shall include the Additional Warrants; and (iii) “Offered Securities” shall include the Additional Securities. If the Agent elects to exercise the Over-Allotment Option, the Agent shall notify the Corporation in writing not later than January 17, 2018, which notice shall specify the number of Additional Securities requested to be sold under the Offering (as defined herein) pursuant to the exercise of the Over-Allotment Option and the date upon which such Additional Securities would be purchased (the “Over-Allotment Option Closing Date”). The Corporation shall notify the Agent in writing not later than two Business Days (as defined herein) following receipt of the Agent’s notice of exercise as to whether the Corporation approves the exercise of the Over-Allotment Option and shall confirm the Over-Allotment Option Closing Date if so approved. Such date may be the same as the Closing Date, but otherwise not earlier than the date of the Corporation’s notice. The offering of the Offered Securities (including, for greater certainty, any Additional Securities issued in connection with the exercise of the Over-Allotment Option) by the Corporation is hereinafter referred to as the “Offering”.

The Offered Securities may be offered to purchasers resident in each of the provinces of Alberta, British Columbia and Ontario, and such other jurisdictions as the Agent, with the consent of the Corporation, may designate prior to the Closing Date and the Over-Allotment Option Closing Date, as the case may be (the “Public Selling Jurisdictions”), on a public offering basis. Furthermore, the Offered Securities may be offered to purchasers resident in the United States and such other jurisdictions as the Agent, with the consent of the Corporation, may designate prior to the Closing Date and the Over-Allotment Option Closing Date, as the case may be (the “Private Selling Jurisdictions”), on a private placement basis. The Public Selling Jurisdictions and the Private Selling Jurisdictions are collectively referred to as the “Selling Jurisdictions”. The Agent is entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation for the purposes of arranging for purchasers of the Offered Securities.

DEFINITIONS

In this Agreement,

“1933 Act” means the United States Securities Act of 1933;

“1934 Act” means the United States Securities Exchange Act of 1934;

“Additional Securities” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Additional Shares” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Additional Warrants” has the meaning ascribed thereto in the third paragraph of this Agreement;

“affiliate”, and “associate” shall have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“Agency Fee” has the meaning ascribed thereto in Section 8;

“Agent” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Agreement” means this agreement between the Corporation and the Agent dated as of the date hereof;

“Applicable IP Laws” means all applicable federal, provincial, state and local laws and regulations applicable to Intellectual Property in Canada, the United States and the jurisdictions in which the Corporation and/or the Subsidiary has registered Intellectual Property or pending Intellectual Property applications;

“Applicable Laws” means all applicable federal, provincial, state and local laws and regulations of authorities having jurisdiction over the Corporation, the Subsidiary or the Agent, as applicable;

“Applicable Securities Laws” means, collectively, the applicable securities laws of each of the Selling Jurisdictions and the states thereof, and, in each case, the respective regulations, rules and orders made and forms prescribed thereunder together with all applicable published policy statements, blanket orders and rulings of the securities regulators in the Selling Jurisdictions;

“Broker Shares” means the Common Shares issuable upon exercise of any Broker Warrants;

“Broker Warrant Certificates” means the certificates representing the Broker Warrants, which contains the terms and conditions of the Broker Warrants;

“Broker Warrants” has the meaning ascribed thereto in Section 8;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or the City of Vancouver, British Columbia;

“CDS” means CDS Clearing and Depository Services Inc., or its nominee;

“Claims” has the meaning ascribed thereto in Section 13;

“CIPO” means the Canadian Intellectual Property Office;

“Clinical Trials” has the meaning ascribed thereto in subsection 6(yyy);

“Closing” means the closing of the issue and sale by the Corporation of the Offered Securities, including the Additional Securities;

“Closing Date” means January 9, 2018 or such other date or dates as the Corporation and the Agent may agree upon in writing, it being acknowledged that the Closing may be completed in one or more tranches as may be determined by the Corporation and the Agent;

“Closing Time” means 8:00 a.m. (Eastern time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

“Common Shares” means the common shares in the capital of the Corporation;

“Concurrent Offering” means the concurrent non-brokered private placement of Offered Securities at the Offering Price to be completed by the Corporation for aggregate gross proceeds of approximately $675,000;

“Corporation” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Corporation IP” means the Intellectual Property that has been developed by or for or is being developed by or for the Corporation and/or the Subsidiary or that is being used by the Corporation and/or the Subsidiary, other than Licensed IP;

“Corporation’s Auditors” means the firm of accountants appointed by the shareholders of the Corporation and serving as the auditors of the Corporation at the relevant time;

“CPRIT Agreement” means the definitive agreement entered into with the Cancer Prevention & Research Institute of Texas providing for, among other things, the Corporation being entitled to receive matching funds of up to a maximum of US$12,000,000 on and subject to the terms and conditions therein;

“Disclosure Record” means all information contained in any press releases, material change reports, financial statements, prospectuses, annual and quarterly reports or other document of the Corporation which has been publicly filed on SEDAR by, or on behalf of, the Corporation pursuant to Applicable Securities Laws of the Canadian Selling Jurisdictions;

“Distribution” means “distribution” or “distribution to the public” as those terms are defined under Applicable Securities Laws of the Canadian Selling Jurisdictions;

“Due Diligence Session” has the meaning ascribed thereto in subsection 6(uuu);

“Enforceability Qualifications” means (a) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (b) the application of equitable principles when equitable remedies are sought, including the remedies of specific performance and injunctive relief, and (c) applicable laws limiting rights to indemnity, contribution, waiver, and the ability to sever unenforceable terms;

“Environmental Laws” has the meaning ascribed thereto in subsection 6(ii);

“FDA” means the U.S. Food and Drug Administration of the U.S. Department of Health & Human Services;

“Financial Statements” means the audited consolidated financial statements of the Corporation for the fiscal years ended September 30, 2017, 2016 and 2015;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used under Rule 502(c) of Regulation D under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“IFRS” means International Financial Reporting Standards;

“Indemnified Parties” has the meaning ascribed thereto in Section 13;

“Intellectual Property” means intellectual property rights, including: (i) all patents, patent rights, inventions, industrial designs and licenses; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing, whether registered or unregistered; (iii) registered or unregistered copyrights and copyrightable works in whatever form or medium; (iv) registrations, applications and renewals for any of the foregoing; (v) proprietary computer software (including data, data bases and documentation); and (vi) trade secrets, confidential information and know-how;

“Lease” means the lease agreement executed on August 25, 2014 by and between Greenpark II Medical LLC and the Subsidiary;

“Leased Premises” has the meaning ascribed thereto in subsection 6(aa);

“Licensed IP” means the Intellectual Property owned by any person other than the Corporation and the Subsidiary and which the Corporation and/or the Subsidiary uses;

“Material Adverse Effect” means any change, effect, event, occurrence or change in a state of facts that is, or would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, operations, financial condition, results, assets, properties, rights, liabilities or prospects of the Corporation and the Subsidiary taken as a whole;

“material change” means a material change for the purposes of Applicable Securities Laws or any of them or where undefined under Applicable Securities Laws of a jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of the Corporation’s securities and includes a decision to implement such a change made by the Corporation’s board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them or where undefined under Applicable Securities Laws of a jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Corporation’s securities;

“Material Permits” has the meaning ascribed thereto in subsection 6(a);

“misrepresentation” means a misrepresentation for the purposes of Applicable Securities Laws or any of them or where undefined under Applicable Securities Laws of a jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Money Laundering Laws” has the meaning ascribed thereto in subsection 6(aaaa);

“NASDAQ” means the Nasdaq Capital Market;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“Notice” has the meaning ascribed thereto in Section 23;

“Offered Securities” means, collectively, the Offered Shares and the Warrants;

“Offered Shares” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Offering” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Original A&R Agreement” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Over-Allotment Option” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Over-Allotment Option Closing Date” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Over-Allotment Option Closing Time” means 8:00 a.m. (Vancouver time) on the Over-Allotment Option Closing Date or such other time on the Over-Allotment Option Closing Date as the Corporation and the Agent may agree;

“Partially Excluded Purchasers” means the persons set forth in Schedule “C” of this Agreement;

“Prospectus” means, collectively, the prospectus supplement dated the date hereof and any amendments thereto and the base shelf prospectus dated December 22, 2015, together with all documents incorporated by reference therein;

“Private Selling Jurisdictions” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Public Selling Jurisdictions” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Registered Corporation IP” means all Corporation IP that is the subject of registration or pending application for registration with a national intellectual property office (including the CIPO and the USPTO);

“Regulation S” means Regulation S adopted under the 1933 Act;

“Regulatory Authority” means the statutory or governmental bodies authorized under applicable laws to protect and promote public health through regulation and supervision of therapeutic drug candidates intended for use in humans, including the FDA and Health Canada;

“Rule 144” has the meaning ascribed thereto in subsection 7(h);

“SEC” means the United States Securities and Exchange Commission;

“Securities” means and includes, individually and collectively, the Offered Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares;

“Securities Commissions” means the securities commissions or similar regulatory authorities in the Selling Jurisdictions;

“SEDAR” means the system for electronic document analysis and retrieval operated by the Canadian Securities Administrators;

“Selling Jurisdictions” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Shares” means, collectively, the Offered Shares, the Warrant Shares and the Broker Shares;

“Subsidiary” means ESSA Pharmaceuticals Corp.;

“Taxes” has the meaning ascribed thereto in subsection 6(n);

“to the best of the Corporation’s knowledge” or “to the Corporation’s knowledge” or “known to the Corporation” or similar language describing facts known to the Corporation or its agents and associates, means matters relating to the Corporation that are known, after due inquiry, to any of the Corporation’s current president, principal executive officer or principal financial officer;

“Transaction Documents” has the meaning ascribed thereto in subsection 6(a);

“Transfer Agent” means Computershare Investor Services Inc. as registrar and transfer agent for the Common Shares and the preferred shares in the capital of the Corporation;

“TSXV” means the TSX Venture Exchange;

“U.S. Agent” has the meaning ascribed thereto in Section 2;

“U.S. Investors” means any person in the United States or any U.S. Person who purchases Offered Securities in the Offering;

“U.S. Person” has the meaning defined in Regulation S under the 1933 Act;

“U.S. Resale Registration” has the meaning ascribed thereto in Section 4;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“USPTO” means the United States Patent and Trademark Office;

“Voting Agreement” means the voting agreement dated January 14, 2016 between Clarus Lifesciences III, L.P. and certain shareholders of the Corporation;

“Warrant” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Warrant Certificates” means the certificates representing the Warrants, which contains the terms and conditions of the Warrants; and

“Warrant Share” has the meaning ascribed thereto in the second paragraph of this Agreement.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “subsections” or “clauses” are to the appropriate section, subsection or clause of this Agreement. References to any agreement or instrument, including this Agreement, are deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, references herein to “including” shall mean “including, without limitation”, and any specific references herein to any legislation or enactment are deemed to be references to such legislation or enactment as the same may be amended or replaced from time to time.

The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule “A”	-	Terms and Conditions for United States Offers and Sales

Schedule “B”	-	Convertible Securities

Schedule “C”	-	Partially Excluded Purchasers

Schedule “D”	-	Registered Corporation IP

TERMS AND CONDITIONS

1.	Appointment of Agent

Based upon the foregoing and subject to the terms and conditions set out below, the Corporation hereby appoints the Agent and the Agent hereby accepts such appointment, to effect the sale of the Offered Securities at the Offering Price, on a best efforts basis to persons resident in the Selling Jurisdictions. The Agent agrees to use its best efforts to sell the Offered Securities, but it is hereby understood and agreed that the Agent shall act as agent only and is under no obligation to purchase any of the Offered Securities, although the Agent may subscribe for Offered Securities, subject to Applicable Laws. The Agent shall be entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation for the purpose of arranging for purchases of the Offered Securities.

2.	U.S. Sales

The parties acknowledge that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons except pursuant to exemptions from the registration requirements of the 1933 Act and the applicable laws of any applicable state of the United States. Accordingly, the Corporation and the Agent agree that any offers or sales of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons shall be conducted only in the manner specified in Schedule “A” hereof. All actions to be undertaken by the Agent in the United States in connection with the matters contemplated herein shall be undertaken through H.C. Wainwright & Co., LLC, a duly registered broker-dealer in the United States engaged in connection with such offer or sale (the “U.S. Agent”).

3.	Prospectus

The Corporation shall use commercially reasonable best efforts to file the Prospectus in each of the Canadian Selling Jurisdictions not later than 10:45 p.m. (Toronto time) on January 5, 2018.

Until the date on which the Distribution of the Offered Securities is completed, the Corporation will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required or desirable under Applicable Securities Laws of the Canadian Selling Jurisdictions to continue to qualify the Distribution of the Offered Securities and the Broker Warrants, or, in the event that the Offered Securities and the Broker Warrants have, for any reason, ceased to so qualify, to so qualify again the Offered Securities and the Broker Warrants for Distribution in the Canadian Selling Jurisdictions.

4.	U.S. Resale Registration

The Company shall use its reasonable best efforts to: (i) file a U.S. registration statement, or a prospectus supplement to its existing U.S. shelf registration statement on Form F-10, with the SEC relating to resales, from time to time, by the U.S. Investors in this Offering of the Offered Shares and the Warrant Shares held by such U.S. Investors (the “U.S. Resale Registration”) as soon as practicable after the initial Closing Date and the Over-Allotment Option Closing Date, as the case may be, but in no event more than 10 Business Days after the initial Closing Date and the Over-Allotment Option Closing Date, as the case may be; (ii) have the U.S. Resale Registration become, or be declared effective by the SEC, no later than: (x) 30 calendar days (if the SEC does not review the U.S. Resale Registration); or (y) 75 calendar days (if the SEC does review the U.S. Resale Registration), in each case, from the applicable filing date; and (iii) maintain the effectiveness of such U.S. Resale Registration until such time as all of the Offered Shares or Warrant Shares may be resold by such U.S. Investors without restriction pursuant to Rule 144.

5.	Certain Representations, Warranties, Covenants and Obligations of the Agent

(1)	The Agent hereby covenants to the Corporation as follows:

(a)	the Agent has complied and will comply with Applicable Securities Laws in connection with the Distribution of the Offered Securities upon the terms and conditions set out in the Prospectus and this Agreement. The Agent has offered and will offer, for sale to the public and sell the Offered Securities only in those jurisdictions where they may be lawfully offered for sale or sold;

(b)	the Agent shall distribute the Offered Securities in a manner which complies with and observes all Applicable Laws in each jurisdiction into and from which it may offer to sell Offered Securities or distribute the Prospectus in connection with the Distribution of the Offered Securities;

(c)	for the purposes of this Section 5, the Agent shall be entitled to assume that the Offered Securities and the Broker Warrants are qualified for Distribution in each of the provinces of British Columbia, Alberta and Ontario;

(d)	the Agent shall deliver a copy of the Prospectus to each investor;

(e)	any offers and sales of Offered Securities and the other Securities in the United States or to, or for the account or benefit of, U.S. Persons shall be made in accordance with the terms and conditions set out in Schedule “A” to this Agreement, which schedule is incorporated by reference and forms part of this Agreement. The Corporation and the Agent shall, and the Agent shall cause the U.S. Agent to, comply with the terms and conditions set out therein. The Agent shall cause the representations, warranties and covenants included in Schedule “A” hereto to be made by the U.S. Agent for the benefit of the Corporation;

(f)	it will not engage in any form of General Solicitation or General Advertising in connection with the offer and sale of the Offered Securities;

(g)	it will not solicit subscriptions for Offered Securities or other Securities except in accordance with the terms and conditions of this Agreement;

(h)	it will not, in connection with the Offering, make any representation or warranty with respect to the Offered Securities, the other Securities or the Corporation other than as set forth in this Agreement or the Prospectus; and

(i)	it will provide to the Corporation all necessary information in respect of the Agent and the investors (and will use its commercially reasonable efforts to provide to the Corporation all necessary information in respect of the U.S. Agent) to allow the Corporation to file, with the Securities Commissions, if required, reports of the sale of the Offered Securities and the other Securities in accordance with Applicable Securities Laws within ten days of the Closing.

(2)	The Agent represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in connection with the purchase and sale of the Offered Securities, that:

(a)	it is a valid and subsisting corporation, duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated;

(b)	it holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on;

(c)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(d)	all information reasonably requested by the Agent and its counsel in connection with the due diligence investigations of the Agent will be treated by the Agent and its counsel as confidential and will only be used in connection with the Offering;

(e)	it is duly qualified in accordance with Applicable Securities Laws to solicit and procure subscriptions for the Offered Securities in the Selling Jurisdictions in which it is qualified to do so in connection with the Offering;

(f)	it is an “accredited investor” as such term is defined under NI 45-106 by virtue of being a person registered under Applicable Securities Laws and is acquiring the Broker Warrants as principal for its own account and not for the benefit of any other person;

(g)	it is not a person in the United States or a U.S. Person, the Offered Securities were not offered to it by the Corporation in the United States and it did not sign this Agreement in the United States; and

(h)	the U.S. Agent is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act and is acquiring the Broker Warrants for its own account and not for the benefit of any other person.

The Corporation understands and agrees that the Agent may arrange for investors of the Offered Securities in jurisdictions other than Canada and the United States, on a private placement basis and provided that the purchase of such Offered Securities does not contravene the Applicable Securities Laws of the jurisdiction where the purchaser is resident and provided that such sale does not trigger: (i) any obligation to prepare and file a prospectus, registration statement or similar disclosure document; or (ii) any registration or other obligation on the part of the Corporation including any continuing obligation in that jurisdiction.

6.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties in connection with its execution and delivery of this Agreement and the completion of the Offering, as of the Closing Date and the Over-Allotment Option Closing Date, as the case may be, as follows:

(a)	the Corporation is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations (collectively, the “Material Permits”) necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into each of this Agreement, the Warrant Certificates and the Broker Warrant Certificates, (collectively, the “Transaction Documents”) and to carry out its obligations hereunder and thereunder;

(b)	all such Material Permits which are so required are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in a materially adverse manner the operation of the business of the Corporation, as now carried on or proposed to be carried on, as set out in the Prospectus, and the Corporation is not in breach thereof or in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Material Permits in good standing;

(c)	the Corporation is and at all times has been in material compliance with each Material Permit held by it and is not in violation of, or in default under, any such Material Permit in any material respect, except in any case where the Corporation has received a valid and effective waiver of such violation or default;

(d)	each of the execution and delivery of the Transaction Documents, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Offered Securities, the performance by the Corporation of its obligations thereunder and the consummation of the transactions contemplated by the Transaction Documents, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation or the Subsidiary including Applicable Securities Laws or the rules and regulations of the TSXV or NASDAQ; (B) the constating documents, by-laws or resolutions of the Corporation or the Subsidiary which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or the Subsidiary is a party or by which the Corporation or the Subsidiary is bound; or (D) any judgment, decree or order binding the Corporation or the Subsidiary or any of their respective properties or assets;

(e)	other than the Voting Agreement, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation to which the Corporation is a party or of which the Corporation is aware;

(f)	the Corporation does not beneficially own or exercise control or direction over 10% or more of the outstanding voting shares of any company other than the Subsidiary, which is wholly-owned by the Corporation, and all of the issued and outstanding shares of the Subsidiary are issued as fully paid and non-assessable shares, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether present or future, contingent or absolute, pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or the Subsidiary of any interest in any of the shares of the Subsidiary or for the issue or allotment of any unissued shares in the capital of the Subsidiary or any other security convertible into or exchangeable for any such shares of the Subsidiary;

(g)	the Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(h)	the Subsidiary has no material assets or liabilities, is not party to any material agreement and no material revenues are booked through the Subsidiary;

(i)	neither the Corporation nor the Subsidiary is in default or in breach in any material respect of the constating documents, by-laws or resolutions of its directors or shareholders or any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or the Subsidiary is a party or by which the Corporation or the Subsidiary is bound;

(j)	all consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for (i) the execution and delivery of the Transaction Documents, (ii) the issuance of the Securities, and (iii) the completion of the transactions contemplated hereby, have been made or obtained, as applicable;

(k)	the currently issued and outstanding Common Shares are listed and posted for trading on the TSXV and on the NASDAQ and no order ceasing or suspending trading in the Common Shares or prohibiting the trading of any of the Common Shares has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened other than: (i) the letter of the NASDAQ dated July 19, 2017 with respect to the Company’s failure to maintain a minimum US$1.00 closing bid price of US$1.00 per share as required by NASDAQ listing rule 5550(a)(2); and (ii) the letter of the NASDAQ dated July 20, 2017 with respect to the Corporation’s failure to maintain a minimum market value of listed securities of US$35 million as required by NASDAQ listing rule 5550(b)(2), in each case, as disclosed in the Prospectus;

(l)	neither the Corporation nor the Subsidiary has approved, is contemplating, or has entered into any agreement in respect of, and neither the Corporation nor the Subsidiary has any knowledge of: (A) the purchase of any property material to the Corporation or the Subsidiary or assets or any interest therein or the sale, transfer or other disposition of any property material to the Corporation or the Subsidiary or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiary whether by asset sale, transfer or sale of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or the Subsidiary) of the Corporation or the Subsidiary;

(m)	the Financial Statements have been prepared in accordance with IFRS accepted in Canada and consistently applied throughout the period referred to therein, contain no misrepresentation and present fully, fairly and correctly, in all material respects, the financial condition of the Corporation and the Subsidiary as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation and the Subsidiary for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and the Subsidiary and there has been no change in accounting policies or practices of the Corporation and the Subsidiary since September 30, 2017, other than as required by IFRS or as disclosed in the Financial Statements;

(n)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiary have been paid, except where the failure to pay such taxes would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by each of the Corporation and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where such failure would not have a Material Adverse Effect. To the best of the Corporation’s knowledge, no examination of any tax return of the Corporation of the Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or the Subsidiary or have a Material Adverse Effect;

(o)	other than in respect of the Concurrent Offering, no holder of outstanding shares in the capital of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and, other than as set out in Schedule “B” attached hereto, no rights, warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any shares in the capital of the Corporation or the Subsidiary are outstanding;

(p)	all documents in the Disclosure Record contain no misrepresentation as of the date of the statements in the Disclosure Record and were prepared in accordance with and comply with Applicable Securities Laws of the Canadian Selling Jurisdictions;

(q)	no legal or governmental proceedings or inquiries are pending to which the Corporation or the Subsidiary is a party or to which their respective properties are subject that would result in the revocation or modification of any material contract, order, certificate, right, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or the Subsidiary which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or the Subsidiary or with respect to their respective properties;

(r)	the Corporation is the legal and beneficial owner, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, of the interests in personal property referred to as owned by it in the Prospectus, and all material agreements under which the Corporation holds an interest in personal property are in good standing according to their terms;

(s)	neither the Corporation nor the Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(t)	the Corporation or the Subsidiary, as applicable, owns or has the right to use under license, sub-license or otherwise all Intellectual Property used by the Corporation or the Subsidiary;

(u)	any and all of the agreements and other documents and instruments pursuant to which the Corporation or the Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof. Neither the Corporation nor the Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or the Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim. The properties (or any interest in, or right to earn an interest in, any property) of each of the Corporation and the Subsidiary are not subject to any right of first refusal or purchase or acquisition right;

(v)	the Transaction Documents have been or will be, as of the Closing Time, duly authorized and executed and delivered by the Corporation and constitute or will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(w)	at the Closing Time all necessary corporate action will have been taken by the Corporation to: (i) validly issue the Offered Shares as fully paid and non-assessable securities of the Corporation; (ii) validly create and issue the Warrants and Broker Warrants; and (iii) allot and reserve the Warrant Shares and Broker Shares, which upon issuance in accordance with the terms of such securities shall be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(x)	the authorized capital of the Corporation consists of an unlimited amount of Common Shares and an unlimited amount of preferred shares of which, as at the close of business on the Business Day immediately preceding the date hereof, 29,101,889 Common Shares and nil preferred shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation. There is sufficient authorized capital for the issuance of all Common Shares issuable on exercise of all Securities and all outstanding convertible securities of the Corporation;

(y)	the Prospectus contains all material facts with respect to the Corporation, the Subsidiary, its material contracts and the Corporation’s business and does not contain a misrepresentation; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and conformity with information and statements relating solely to the Agent which has been provided by the Agent to the Corporation in writing specifically for use in the Prospectus;

(z)	except for the Corporation guaranteeing certain obligations of the Subsidiary under the Lease, neither the Corporation nor the Subsidiary has made any loans to or guaranteed the obligations of any person;

(aa)	with respect to each premises of the Corporation and the Subsidiary which is material to each of the Corporation and the Subsidiary and which each of the Corporation and the Subsidiary occupies as tenant (each, a “Leased Premises”), each of the Corporation and the Subsidiary occupies its respective Leased Premises and has the exclusive right to occupy and use such Leased Premises and each of the leases pursuant to which the Corporation and the Subsidiary occupies its respective Leased Premises is in good standing and in full force and effect;

(bb)	the Corporation does not have any loans or other indebtedness outstanding which have been made to any of its officers, directors or employees, past or present, any known holder of more than 10% of any class of shares of the Corporation, or any person not dealing at arm’s length with the Corporation that are currently outstanding;

(cc)	except as disclosed herein and in the Disclosure Record, none of the directors, officers or employees of the Corporation, any known holder of more than 10% of any class of shares of the Corporation, or any associate or affiliate of any of the foregoing persons, had or has any material interest, direct or indirect, in any transaction or any proposed transaction that was or is material to the Corporation;

(dd)	each of the Corporation and the Subsidiary is in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect, and neither the Corporation nor the Subsidiary has or is engaged in any unfair labour practice;

(ee)	none of the directors, officers or employees of the Corporation or the Subsidiary or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or the Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation or the Subsidiary;

(ff)	there have not been and there are not currently any material disagreements with any employee or employees of the Corporation or the Subsidiary which are adversely affecting or could adversely affect the business of the Corporation or the Subsidiary;

(gg)	the assets of each of the Corporation and the Subsidiary and their respective businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Corporation nor the Subsidiary has failed to promptly give any notice of any material claim thereunder;

(hh)	the minute books and records of each of the Corporation and the Subsidiary made available to counsel for the Agent in connection with its due diligence investigation of the Corporation and the Subsidiary for the periods from each of the Corporation’s and the Subsidiary’s date of incorporation to the date hereof are all of the minute books and records of the Corporation and the Subsidiary, respectively, and contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiary to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Subsidiary to the date hereof not reflected in such minute books and other records, other than the resolutions approving the Offering and the Concurrent Offering;

(ii)	in connection with the ownership, use, maintenance or operation of their properties and assets, including the Leased Premises, neither the Corporation nor the Subsidiary has been in violation of any applicable federal, provincial, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which violation would have a Material Adverse Effect;

(jj)	without limiting the generality of subsection 6(ii), the Corporation does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect the Corporation or the Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws; to the Corporation’s knowledge, there are no facts which could give rise to any such claim or judicial or administrative proceeding; to the best of the Corporation’s knowledge, neither the Corporation nor the Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any governmental authority, in each case which could reasonably be expected to have a Material Adverse Effect;

(kk)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any securities regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any securities regulatory authority;

(ll)	there are no orders, rulings or directives issued, pending or, to the best of the Corporation’s knowledge, threatened against the Corporation or the Subsidiary under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or the Subsidiary (including the Leased Premises) which would have a Material Adverse Effect;

(mm)	other than the Agent and the U.S. Agent, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(nn)	the Transfer Agent has been duly appointed as registrar and transfer agent for the Common Shares and preferred shares of the Corporation;

(oo)	except pursuant to the CPRIT Agreement, the Corporation and the Subsidiary are the sole legal and beneficial owners of, have good and marketable title to, and own all right, title and interest in all Corporation IP free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, and the Corporation has no knowledge of any claim of adverse ownership in respect thereof. Schedule “D” to this Agreement contains a true and complete list of all active (including reinstatable) Registered Corporation IP. No consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Corporation IP and none of the Corporation IP comprises an improvement to Licensed IP that would give any person any rights to the Corporation IP, including rights to license the Corporation IP. Each of the Corporation and the Subsidiary has a valid and enforceable right to the Licensed IP used or held for use in the business of each of the Corporation and the Subsidiary;

(pp)	neither the Corporation nor the Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging in any manner whatsoever either the Corporation’s or the Subsidiary’s ownership or right to use any of the Corporation IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), is there a reasonable basis for any claim that any person other than the Corporation or the Subsidiary has any claim of legal or beneficial ownership or other claim or interest in any of the Corporation IP;

(qq)	all applications for registration of any Registered Corporation IP are in good standing, are recorded in the name of the Corporation or the Subsidiary and have been filed in a timely manner in the appropriate offices to preserve the rights thereto and, in the case of a provisional application, the Corporation confirms that all right, title and interest in and to the invention(s) disclosed in such application have been or as of the initial Closing Date and the Over-Allotment Option Closing Date, as the case may be, will be assigned in writing (without any express right to revoke such assignment) to the Corporation or the Subsidiary. There has been no public disclosure, sale or offer for sale of any Corporation IP by the Corporation anywhere in the world that may prevent the valid issue of all available Intellectual Property rights in such Corporation IP. All material prior art or other information has been disclosed to the appropriate offices as required in accordance with Applicable IP Laws in the jurisdictions where the applications are pending;

(rr)	all registrations of Registered Corporation IP are in good standing and are recorded in the name of the Corporation or the Subsidiary in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all Applicable IP Laws and are currently in effect and in compliance with all Applicable IP Laws. To the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), no registration of Registered Corporation IP has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed, maintained or otherwise;

(ss)	the conduct of the business of each of the Corporation and the Subsidiary (including the use or other exploitation of the Corporation IP by each of the Corporation and the Subsidiary or other licensees) has not infringed, violated, misappropriated or otherwise conflicted with, and, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), does not infringe, violate, misappropriate or otherwise conflict with any Intellectual Property right of any person;

(tt)	neither the Corporation nor the Subsidiary is a party to any action or proceeding, nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), is or has any action or proceeding been threatened that alleges that any current or proposed conduct of the business of each of the Corporation and the Subsidiary (including the use or other exploitation of any Corporation IP by the Corporation or the Subsidiary or any customers, distributors or other licensees) has or will infringe, violate or misappropriate or otherwise conflict with any Intellectual Property right of any person;

(uu)	to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), no person has interfered with, infringed upon, misappropriated, illegally exported, or violated any rights with respect to the Corporation IP;

(vv)	the Corporation has entered into valid and enforceable written agreements pursuant to which the Corporation has been granted all licenses and permissions to use, reproduce, sub license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate all aspects of the business of the Corporation currently conducted (including, if required, the right to incorporate such Licensed IP into the Corporation IP). All license agreements in respect of the Licensed IP are in full force and effect, and neither the Corporation nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), any other person is in default of its obligations thereunder;

(ww)	to the extent that any of the Corporation IP is licensed or disclosed to any person or any person has access to such Corporation IP (including any employee, officer, shareholder or consultant of the Corporation or the Subsidiary), each of the Corporation and the Subsidiary has entered into a valid and enforceable written agreement which contains terms and conditions prohibiting the unauthorized use, reproduction, disclosure, reverse engineering or transfer of such Corporation IP by such person. All such agreements are in full force and effect, and neither the Corporation nor the Subsidiary nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), any other person is in default of its obligations thereunder;

(xx)	each of the Corporation and the Subsidiary has taken all actions that are contractually obligated to be taken and all actions that are customary and reasonable to protect the confidentiality of the Corporation IP;

(yy)	it is not, and will not be, necessary for the Corporation or the Subsidiary to utilize any Intellectual Property owned by or in possession of any of the employees (or people the Corporation or the Subsidiary currently intends to hire) made prior to their employment with the Corporation or the Subsidiary in violation of the rights of such employee or any of his or her prior employers;

(zz)	neither the Corporation nor the Subsidiary has received any advice or any opinion that any of the Corporation IP is invalid or unregistrable or unenforceable, in whole or in part;

(aaa)	neither the Corporation nor the Subsidiary has received any grant relating to research and development which is subject to repayment in whole or in part or to conversion to debt upon sale of any securities of the Corporation or the Subsidiary or which may affect the right of ownership of the Corporation or the Subsidiary in the Corporation IP;

(bbb)	each of the Corporation and the Subsidiary has and enforces a policy requiring each employee and consultant to execute a non-disclosure agreement substantially in the forms provided to the Agent and Agent’s counsel, and all current employees and consultants of each of the Corporation and the Subsidiary have executed such agreement and, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), all past employees and consultants of each of the Corporation and the Subsidiary have executed such agreement;

(ccc)	all of the present and past employees of the Corporation and the Subsidiary, and all of the present and past consultants, contractors and agents of the Corporation and the Subsidiary performing services relating to the development, modification or support of the Corporation IP, have entered into a written agreement assigning to the Corporation and the Subsidiary, as applicable, all right, title and interest in and to all such Intellectual Property and, where necessary, waiving all moral rights in such Intellectual Property in favour of the Corporation and the Subsidiary, and their successors and assigns;

(ddd)	any and all fees or payments required to keep the Corporation IP and the Licensed IP in force or in effect have been timely paid;

(eee)	to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh), there is no claim of infringement or breach by the Corporation or the Subsidiary of any industrial or Intellectual Property rights of any other person, nor has the Corporation or the Subsidiary received any notice or threat from any such third party, neither does the Corporation or its officers, directors and employees, nor the Corporation’s Intellectual Property consultants and managers including Kally Singh, have knowledge that the use of the business names, trademarks, service marks and other industrial or Intellectual Property of the Corporation or the Subsidiary infringes upon or breaches any industrial or Intellectual Property rights of any other person;

(fff)	there are no Intellectual Property disputes, negotiations, agreements or communications between the Corporation or the Subsidiary and any other persons relating to or potentially relating to the business of the Corporation or the Subsidiary;

(ggg)	each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance in all material respects with all Applicable Laws of each jurisdiction in which it carries on business and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would reasonably be expected to have a Material Adverse Effect;

(hhh)	neither the Corporation nor its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh have knowledge of any reason as a result of which the Corporation or the Subsidiary is not entitled to make use of and commercially exploit the Corporation IP. With respect to each license or agreement by which the Corporation or the Subsidiary has obtained the rights to exploit, in any way, the Licensed IP rights of any other person or by which the Corporation or the Subsidiary has granted to any third party the right to so exploit such Licensed IP:

(i)	such license or agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Qualifications, and represents the entire agreement between the parties thereto with respect to the subject matter thereof, and no event of default has occurred and is continuing under any such license or agreement;

(ii)	(A) neither the Corporation nor the Subsidiary has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms; (B) neither the Corporation nor the Subsidiary has received any notice of a breach or default under such license or agreement which breach or default has not been cured; and (C) neither the Corporation nor the Subsidiary has granted to any other person any rights adverse to, or in conflict with, such license or agreement; and

(iii)	neither the Corporation nor its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers including Kally Singh, have knowledge of any other party to such license or agreement that is in breach or default thereof, and do not have knowledge of any event that has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement;

(iii)	no litigation, legal or governmental proceedings or inquiries are in progress or pending to which the Corporation or the Subsidiary is a party or to which their respective businesses, assets and/or properties are subject which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect and no such litigation, legal or governmental proceedings or inquiries have been threatened against or, to the Corporation’s knowledge, are contemplated with respect to the Corporation or the Subsidiary or with respect to their respective businesses, assets and/or properties;

(jjj)	the Corporation is a reporting issuer under Applicable Securities Laws in each of the provinces of British Columbia, Alberta and Ontario; the Corporation is not in default in any material respect of any requirement of Applicable Securities Laws nor is included in a list of defaulting reporting issuers maintained by the Securities Commissions. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted, no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering and/or the Concurrent Offering constitute a material change;

(kkk)	for so long as the Warrants and the Broker Warrants remain outstanding, the Corporation shall use its best efforts to comply with its obligations under Applicable Securities Laws, to the extent applicable to it;

(lll)	the definitive form of certificate representing the Common Shares complies with the requirements of the Business Corporations Act (British Columbia) and does not conflict with the constating documents of the Corporation;

(mmm)	the definitive form of Warrant Certificate complies with the requirements of the Business Corporations Act (British Columbia) and does not conflict with the constating documents of the Corporation;

(nnn)	there has never been a reportable disagreement (within the meaning of NI 51-102) with the Corporation’s Auditors or, to the knowledge of the Corporation, with the former auditors of the Corporation;

(ooo)	the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ppp)	the composition of the audit committee of the Corporation is in accordance with the requirements of National Instrument 52-110 – Audit Committees;

(qqq)	the Corporation is in compliance with the certification requirements contained in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings with respect to the Corporation’s annual and interim filings with Canadian Securities Commissions;

(rrr)	all disclosure filings required to be made by the Corporation pursuant to the Applicable Securities Laws have been made and such disclosure and filings were true and accurate as at the respective dates thereof, and there are no material omissions contained therein which would render such disclosure and filings misleading;

(sss)	the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its Common Shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of the Common Shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(ttt)	the Corporation has, and to the best of the Corporation’s knowledge, the directors and officers of the Corporation have, answered every question or inquiry of the Agent and the Agent’s counsel in connection with the Agent’s due diligence investigations fully and truthfully;

(uuu)	from the effective date of the Corporation’s engagement of the Agent and until the Closing Time and the Over-Allotment Option Closing Time, the Corporation has allowed, and shall continue to allow, the Agent the opportunity to conduct all required due diligence and to obtain, acting reasonably, satisfactory results therefrom and in particular, the Corporation shall allow the Agent and Agent’s counsel to conduct all due diligence which the Agent may reasonably require and, in this regard, the Corporation shall make available its senior management and relevant employees and shall use its reasonable commercial efforts to make available the Corporation’s Auditors to answer any questions which the Agent may have and to participate in one or more due diligence sessions to be held prior to the Closing Date and Over-Allotment Option Closing Date, as the case may be (all of such sessions referred to as the “Due Diligence Session”);

(vvv)	the Corporation has provided the Agent with all information reasonably requested by the Agent in connection with the Offering. There is no material fact known to the Corporation that has not been disclosed herein, or to the Agent on behalf of the investors in connection with the transactions contemplated hereby and which would result in a Material Adverse Effect. The Corporation has not withheld from the Agent any material fact relating to the Corporation or to the Offering;

(www)	to the best of the Corporation’s knowledge it is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation or the Subsidiary;

(xxx)	neither the Corporation or the Subsidiary has, and to the knowledge of the Corporation, no director, officer, agent, employee or other person associated with or acting on behalf of the Corporation or the Subsidiary has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Corruption of Foreign Officials Act (Canada) or similar legislation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(yyy)	all clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or the Subsidiary (collectively “Clinical Trials”) have been and are being conducted in accordance with all Applicable Laws where such studies and tests are being conducted, including Applicable Laws administered by Regulatory Authorities. Neither the Corporation nor the Subsidiary has received any notices or written correspondence from any Regulatory Authority with respect to any Clinical Trial requiring the termination or suspension of such Clinical Trial;

(zzz)	the results of the Clinical Trials described in the Prospectus are accurate and complete in all material respects and, to the knowledge of the Corporation, there are no other trials, studies or tests, the results of which could reasonably call into question the results described or referred to in the Prospectus; and the Corporation has not received any notices or other correspondence from such Regulatory Authorities or any other governmental agency or any other person requiring the termination, suspension or material modification of any research, pre-clinical and clinical validation studies or other studies and tests that are described in the Prospectus or the results of which are referred to therein;

(aaaa)	the operations of each of the Corporation and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government or governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiary with respect to the Money Laundering Laws is pending, or to the best of the Corporation’s knowledge threatened;

(bbbb)	neither the Corporation nor the Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation or the Subsidiary and their respective operations, and will not use any portion of the gross proceeds, in contravention of such legislation; and

(cccc)	each of the Corporation and the Subsidiary or, to the best knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or the Subsidiary (other than the Agent, the U.S. Agent or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation) has not been or is not currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department and the Corporation will not directly or indirectly use any proceeds of the Offering or lend, contribute or otherwise make available such proceeds to the Corporation or the Subsidiary or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the sanctions of the United States.

7.	Covenants of the Corporation

The Corporation covenants and agrees with the Agent as follows:

(a)	the Corporation will use commercially reasonable efforts to maintain its status as a reporting issuer not in default in each of the Public Selling Jurisdictions in which it is a reporting issuer or the equivalent for a period of at least 60 months following the final Closing Date, provided that the foregoing requirement is subject to the obligations of the directors of the Corporation to comply with their fiduciary duties to the Corporation;

(b)	the Corporation shall forthwith advise the Agent of, and provide the Agent with copies of, any written communications relating to:

(i)	the issuance by any securities regulatory authority, including the TSXV or NASDAQ, of any order suspending or preventing the use of the Prospectus or any cease trading or stop order or any halt in trading relating to the Common Shares or the institution or threat of any proceedings for that purpose; and

(ii)	the receipt of any material communication from any securities regulatory authority, including the TSXV and NASDAQ, or other authority relating to the Prospectus or the Offering;

(c)	the Corporation shall use its commercially reasonable best efforts to maintain the listing of the Common Shares on the TSXV and the NASDAQ or such other recognized stock exchange or quotation system as the Agent may approve, acting reasonably, for as long as any Warrants or Broker Warrants remain outstanding, other than in a business combination or similar transaction where all the outstanding securities of the Corporation have been exchanged for cash or the securities of another issuer which is a reporting issuer under any Applicable Securities Laws;

(d)	the Corporation shall use its commercially reasonable efforts to ensure that the Shares will be conditionally approved for listing on the TSXV upon their issue;

(e)	the Corporation shall use the net proceeds of the Offering contemplated herein in the manner and subject to the qualifications described in the Prospectus under the heading “Use of Proceeds”;

(f)	the Corporation will make all filings necessary with each applicable Securities Commission and pay all applicable fees in connection with the Offering in full compliance with the manner and within the time limits prescribed by Applicable Securities Laws;

(g)	the Corporation shall duly, faithfully and punctually perform all the obligations to be performed by it and comply with its covenants and agreements hereunder and under the Transaction Documents;

(h)	with a view to making available to the investors the benefits of Rule 144 under the 1933 Act (“Rule 144”) or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Corporation to the public without registration and otherwise to facilitate liquidity for trading in the United States, the Corporation agrees to:

(i)	make public information available, as those terms are understood and defined in Rule 144;

(ii)	file with the SEC in a timely manner all reports and other documents required of the Corporation under the 1934 Act; and

(iii)	so long as any of the investors own Offered Shares, Warrants or Warrant Shares that may not be sold pursuant to Rule 144 without compliance with the current public information requirement thereof, (i) furnish to the investors a written statement by the Corporation that it has complied with the reporting requirements of the 1934 Act as required for applicable provisions of Rule 144, (ii) furnish or otherwise make available (on EDGAR or otherwise) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation and (iii) furnish or otherwise make available such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration under the 1933 Act;

(i)	the Corporation shall use its reasonable best efforts to cause the Shares to be listed for trading on the TSXV as soon as possible following the Closing. Subsequent to a listing of such securities on the TSXV, the Corporation shall use its reasonable best efforts to maintain such listing for a period of 60 months following the final Closing Date. The Corporation shall take all such actions as shall be necessary to effectuate such listing and the maintenance thereof. The Corporation shall pay all fees and expenses in connection with satisfying its obligations under this subsection 7(i);

(j)	from and after the filing of the press release announcing the Closing, no investor shall be in possession of any material, nonpublic information received from the Corporation, the Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the press release announcing the Closing. The Corporation shall not, and shall cause the Subsidiary and its and each of their respective officers, directors, employees and agents, not to, provide any investor with any material, nonpublic information regarding the Corporation or the Subsidiary from and after the filing of the press release announcing the Closing without the express written consent of such investor. In the event of a breach of any of the foregoing covenants by the Corporation, the Subsidiary or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such investor), in addition to any other remedy provided herein or available at law or in equity, such investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, nonpublic information, as applicable, without the prior approval by the Corporation, the Subsidiary or any of its or their respective officers, directors, employees or agents. No investor shall have any liability to the Corporation, the Subsidiary, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure; and

(k)	for each taxable year of the Corporation that the Corporation determines that it, and any subsidiary in which the Corporations owns, directly or indirectly, more than 50% of such subsidiary’s total aggregate voting power, is likely a passive foreign investment company under the United States Internal Revenue Code of 1986 in any taxable year, the Corporation will make available to a holder that owns any Offered Shares, Warrants or Warrant Shares, upon written request and in accordance with applicable procedures, a “PFIC Annual Information Statement” with respect to the Corporation and any such subsidiary for such taxable year.

8.	Agent’s Compensation

(a)	In consideration for the Agent’s services hereunder, the Corporation agrees to pay to the Agent a fee equal to 7% of the gross proceeds of the Offering (excluding subscriptions from the Partially Excluded Purchasers who, prior to the public announcement of the Offering, delivered a written indication of interest identifying the definitive level of proceeds such Partially Excluded Purchaser will purchase in the Offering, in which case shall attract a fee equal to 3.5% of the gross proceeds) payable in cash on any Closing Date and Over-Allotment Option Closing Date, as the case may be, (the “Agency Fee”). For certainty, the Corporation shall not be responsible for paying any fees or expenses of the U.S. Agent, which fees and expenses shall be the sole responsibility of the Agent.

(b)	As additional consideration for the Agent’s services performed under this Agreement, the Corporation shall issue to the Agent on any Closing Date and Over-Allotment Option Closing Date, as the case may be, broker warrants (the “Broker Warrants”) exercisable to purchase, at an exercise price equal to the Offering Price, at any time until 4:30 p.m. (Toronto Time) on or before the date which is 60 months after the date of issuance thereof, that number of Broker Shares as is equal to 5% of the aggregate of the number of Offered Securities sold pursuant to the Offering (excluding Offered Securities purchased by the Partially Excluded Purchasers) at the Offering Price.

9.	Closing

(a)	The purchase and sale of the Offered Securities shall be completed at the Closing Time at the offices of counsel to the Corporation, or at such other place or places as the Agent and the Corporation may agree. At the Closing Time, the Corporation shall (a) deliver to the Agent one or more global certificates representing the Offered Shares and Warrants, respectively, sold pursuant to the Offering registered in the name of CDS, or otherwise effect or cause to be effected one or more electronic deposit(s) pursuant to the non-certificated issue system maintained by CDS such quantity of Offered Securities as the Agent may direct the Corporation in writing, and (b) with respect to U.S. Investors, deliver to the Agent physical certificates bearing U.S. restrictive legends representing the Offered Shares and Warrants registered as the Agent may direct the Corporation in writing, against payment by the Agent to the Corporation of the aggregate purchase price payable to the Corporation for the Offered Securities by certified cheque, bank draft or wire transfer. The payment made to the Corporation will be net of the Agency Fee and net of amounts payable to the Agent’s legal counsel, Baker & McKenzie LLP, and out-of-pocket expenses of the Agent incurred in connection with the Offering (which expenses shall be borne by the Corporation), as more fully set out in Section 15. In addition, the Corporation shall, at the Closing Time, issue to the Agent (or as the Agent may direct) the Broker Warrant Certificates.

(b)	The purchase and sale of the Additional Securities shall be completed at the Over-Allotment Option Closing Time at the offices of counsel to the Corporation, or at such other place or places as the Agent and the Corporation may agree. At the Over-Allotment Option Closing Time, the Corporation shall (a) deliver to the Agent one or more global certificates representing the Additional Shares and Additional Warrants, respectively, sold pursuant to the Offering registered in the name of CDS, or otherwise effect or cause to be effected one or more electronic deposit(s) pursuant to the non-certificated issue system maintained by CDS such quantity of Additional Securities the Agent may direct the Corporation in writing, and (b) with respect to U.S. Investors, deliver to the Agent physical certificates bearing U.S. restrictive legends representing the Additional Shares and Additional Warrants registered as the Agent may direct the Corporation in writing, against payment by the Agent to the Corporation of the aggregate purchase price payable to the Corporation for the Additional Securities by certified cheque, bank draft or wire transfer. The payment made to the Corporation will be net of the Agency Fee and net of amounts payable to the Agent’s legal counsel, Baker & McKenzie LLP, and out-of-pocket expenses of the Agent incurred in connection with the exercise of the Over-Allotment Option (which expenses shall be borne by the Corporation), as more fully set out in Section 15. In addition, the Corporation shall, at the Over-Allotment Option Closing Time, issue to the Agent (or as the Agent may direct) the Broker Warrant Certificates associated with the Over-Allotment Option.

10.	Closing Conditions

The Agent’s obligation to complete the Closing at the Closing Time and the Over-Allotment Option Closing Time (which, for greater, certainty, shall mean the Closing of each tranche of the Offering if the Offering is completed in more than one tranche), shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement, as of the Closing Date and as of the Over-Allotment Option Closing Date, as the case may be, and performance by the Corporation of its obligations under this Agreement in all material respects and the following conditions:

(a)	The Agent shall have received at the Closing Time and Over-Allotment Option Closing Time as the case may be, a legal opinion dated the Closing Date and Over-Allotment Option Closing Date, as the case may be, in form and substance satisfactory to counsel to the Agent, addressed to the Agent and counsel to the Agent from counsel to the Corporation, Blake, Cassels & Graydon LLP and any other local counsel, acting reasonably (it being understood that such counsel may rely to the extent appropriate in the circumstance: (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent, as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of public officials) with respect to the following matters (with such opinions being subject to usual and customary assumptions and qualifications, including the qualifications set out below):

(i)	as to the incorporation and subsistence of the Corporation under the laws of the Province of British Columbia and as to the corporate power of the Corporation to carry out its obligations under this Agreement and to issue the Offered Securities and the Broker Warrants;

(ii)	as to the authorized and issued capital of the Corporation;

(iii)	that the Corporation has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to carry on its business and to own or lease its properties and assets as described in the Prospectus;

(iv)	that none of the execution and delivery of the Transaction Documents and the performance by the Corporation of its obligations hereunder, or the sale or issuance of the Offered Securities and the Broker Warrants will conflict with or result in any breach of the articles or by-laws of the Corporation;

(v)	that each of the Transaction Documents has been duly authorized and executed and delivered by the Corporation, and constitutes a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(vi)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Prospectus and the filing of such documents as are required under Applicable Securities Laws in each of the Canadian Selling Jurisdictions;

(vii)	that the Offered Shares have been validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(viii)	that each of the Warrants and Broker Warrants have been duly and validly created and issued;

(ix)	that the Warrant Shares have been authorized and allotted for issuance and, upon the issuance of the Warrant Shares following due exercise of the Warrants in accordance with the respective terms thereof, the Warrant Shares will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(x)	that the Broker Shares have been authorized and allotted for issuance and, upon the issuance of the Broker Shares following due exercise of the Broker Warrants in accordance with the respective terms thereof, the Broker Shares will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(xi)	all approvals, permits, consents, orders and authorizations have been obtained, all necessary documents have been filed and all other legal requirements have been fulfilled under Applicable Securities Laws of the Canadian Selling Jurisdictions to qualify the issuance or Distribution and sale of the Offered Securities to the public in each of the Canadian Selling Jurisdictions and the Broker Warrants to the Agent and to permit the issuance, sale and delivery of the Offered Securities to the public through dealers registered under the Applicable Laws of each of the Canadian Selling Jurisdictions who have complied with the relevant provisions of such laws and the terms of their registration;

(xii)	subject to the qualifications, assumptions, limitations and understandings set out therein, the statements set out in the Prospectus, under the headings “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment” are true and correct as at the date of the Prospectus;

(xiii)	that the attributes of each of the Common Shares and Warrants conform in all material respects with the description thereof contained in the Prospectus;

(xiv)	that the Offering and the listing of the Shares has been conditionally accepted by the TSXV; and

(xv)	as to such other matters as the Agent’s legal counsel may reasonably request prior to the Closing Time and Over-Allotment Option Closing Time, as the case may be;

(b)	The Agent shall have received at the Closing Time and Over-Allotment Option Closing Time as the case may be, a legal opinion dated the Closing Date and Over-Allotment Option Closing Date, as the case may be, in form and substance satisfactory to counsel to the Agent, addressed to the Agent, from local counsel in the jurisdiction of incorporation of the Subsidiary, with respect to the following matters:

(i)	the incorporation and existence of the Subsidiary under the laws of its jurisdiction of incorporation;

(ii)	as to the registered ownership of the issued and outstanding shares of the Subsidiary; and

(iii)	that the Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own or lease its properties and assets;

(c)	The Agent shall have received at the Closing Time and the Over-Allotment Option Closing Time as the case may be, certificates dated the Closing Date and Over-Allotment Option Closing Date, as the case may be, addressed to the Agent and counsel to the Agent and signed by appropriate officers of the Corporation, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation (including any committees thereof) relating to the Transaction Documents, the incumbency and specimen signatures of signing officers of the Corporation and with respect to such other matters as the Agent may reasonably request;

(d)	The Agent shall have received at the Closing Time and the Over-Allotment Option Closing Time as the case may be, a certificate dated the Closing Date and the Over-Allotment Option Closing Date, as the case may be, addressed to the Agent and counsel to the Agent and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Agent, certifying for and on behalf of the Corporation after having made due enquiry, that:

(i)	there are no contingent liabilities affecting the Corporation which are material to the Corporation;

(ii)	the Corporation has complied with and satisfied in all material respects the covenants, terms and conditions of this Agreement on its part to be complied with and satisfied up to the Closing Time and the Over-Allotment Option Closing Time as the case may be;

(iii)	the representations and warranties of the Corporation contained in the Transaction Documents are true and correct in all material respects as of the Closing Time and the Over-Allotment Option Closing Time as the case may be with the same force and effect as if made at and as of the Closing Time and the Over-Allotment Option Closing Time as the case may be after giving effect to the transactions contemplated by this Agreement;

(iv)	the Corporation has made and/or obtained on or prior to the Closing Time and the Over-Allotment Option Closing Time as the case may be, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of the Transaction Documents, the offering and sale of the Offered Securities and the consummation of the other transactions contemplated by this Agreement (subject to completion of filings with certain regulatory authorities following the Closing Date and the Over-Allotment Option Closing Date, as the case may be);

(v)	no order, ruling or determination having the effect of suspending the sale of the Offered Securities has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer of the Corporation, contemplated or threatened under any Applicable Securities Laws or by any other regulatory authority; and

(vi)	such other matters as the Agent may reasonably request;

(e)	The Corporation will have made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Corporation in connection with the sale of the Offered Securities in the Selling Jurisdictions prior to the Closing Time and the Over-Allotment Option Closing Time as the case may be as herein contemplated;

(f)	The Agent shall have received confirmation from the Corporation that the Corporation is not on the defaulting issuer’s list (or equivalent) maintained by the Securities Commissions in each jurisdiction in which the Corporation is a reporting issuer;

(g)	The Corporation shall not have received any notice from the TSXV or NASDAQ, if applicable, that any of the Shares shall not be accepted for listing on the TSXV or NASDAQ respectively;

(h)	The Agent and its counsel shall have been provided with all information and documentation reasonably requested relating to their due diligence inquiries and investigations; and

(i)	If any of the Offered Securities are purchased by U.S. Investors, the Agent shall have received at the Closing Time and the Over-Allotment Option Closing Time, as the case may be, a legal opinion, in form and substance satisfactory to the Agent, acting reasonably, addressed to the Agent from U.S. counsel to the Corporation, and based upon such assumptions as are reasonable, to the effect that registration under the 1933 Act is not required in connection with the offer or sale of the Offered Shares and Warrants in the United States.

11.	All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement, including those terms in Section 10, will be construed as conditions and any breach or failure to comply with any of the conditions shall entitle the Agent to terminate its obligations hereunder by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agent in respect of any such terms and conditions or any other or subsequent breach or non-compliance of the Corporation, provided that to be binding on the Agent, any such waiver or extension must be in writing and signed by the Agent.

12.	Rights of Termination

This Agreement may be terminated in the sole discretion of the Agent by written notice to the Corporation given prior to the Closing Time in the event that:

(a)	the Corporation is in material breach of any term, condition, covenant or agreement contained in this Agreement or any representation or warranty given by the Corporation in this Agreement is determined to have been untrue, false or misleading in any material way as of the date upon which such was given; or

(b)	prior to the Closing Time:

(i)	there shall have occurred any adverse material change or there shall be discovered any previously undisclosed adverse material fact in relation to the Corporation; or

(ii)	there shall have occurred any change in Applicable Securities Laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any regulatory authority in relation to the Corporation or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Agent and not upon activities of the Corporation);

which, in the reasonable opinion of the Agent, prevents or restricts trading in the Shares or the distribution of the Offered Securities; or

(iii)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe of national or international consequence or any law or regulation or a change thereof which, in the reasonable opinion of the Agent, materially adversely affects or involves, or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation, taken as a whole;

(iv)	the state of the financial markets in Canada and the United States is such that, in the reasonable opinion of the Agent, the Offered Securities cannot be marketed profitably;

(v)	there is an inquiry or investigation (whether formal or informal) by any securities regulator or other regulatory authority in relation to the Corporation or any one of its directors or officers, or any of its principal shareholders, which has not been rescinded, revoked or withdrawn and which, in each case, operates to materially prevent or restrict the Distribution of the Offered Securities as contemplated by this Agreement;

(vi)	a cease trading order with respect to any securities of the Corporation is made by any securities regulator or other competent authority by reason of the fault of the Corporation or its directors, officers and agents and such cease trading order has not been rescinded, revoked or withdrawn;

(vii)	the Agent, acting reasonably, is not satisfied in its sole discretion with its due diligence review and investigations; or

(viii)	the Corporation receives notice from the TSXV that any of the Shares shall not be accepted for listing on the TSXV.

The rights of termination contained in this Section 12 are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agent to the Corporation or on the part of the Corporation to the Agent except in respect of any liability which may have arisen prior to or arise after such termination under any of Sections 13 and 15.

13.	Indemnity

The Corporation agrees to indemnify and save harmless the Agent and the U.S. Agent and their affiliates, and each of their respective directors, officers, employees, shareholders, partners, agents and advisors (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), from and against any and all losses (except loss of profit), claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable, actual and accountable fees and expenses of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of professional services rendered to the Corporation by an Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, whether performed before or after the Corporation’s execution of this Agreement, and further agrees to immediately reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

The Corporation also agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on the Corporation’s behalf or in right for or in connection with the performance of professional services rendered to the Corporation by an Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, whether performed before or after the Corporation’s execution of the Agreement, except to the extent that any losses, expenses, Claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted from the Indemnified Party’s breach of this Agreement, or the gross negligence, wilful misconduct or fraud of such Indemnified Party.

In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party breached this Agreement, or was grossly negligent or guilty of wilful misconduct or fraud in connection with a Claim in respect of which the Corporation has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party shall immediately reimburse such funds to the Corporation and thereafter this indemnity shall not apply to such Indemnified Party in respect of such Claim.

The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

In case any Claim is brought against an Indemnified Party, or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such Claim or investigation of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Corporation of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in the forfeiture by the Corporation of substantive rights or defences or the extent that the Corporation is materially prejudiced thereby.

No admission of liability and no settlement, compromise or termination of any Claim shall be made without the Corporation’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld.

Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	the employment of such counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence within a reasonable period of time after receiving notice of such Claim;

(c)	the named parties to any such Claim include both the Corporation and the Indemnified Party and the Indemnified Party shall have been advised by counsel in writing that there may be a conflict of interest between the Corporation and the Indemnified Party; or

(d)	the Indemnified Party has been advised in writing by counsel that there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, which makes representation by the same counsel inappropriate.

The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Parties on the other hand, but also the relative fault of the Corporation and the Indemnified Parties, as well as any other equitable considerations which may be relevant; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim, any amount in excess of the fees actually received by the Indemnified Parties hereunder in which case such fees and expenses will be for the Corporation’s account.

The Corporation hereby acknowledges the Agent as trustee for each of the other Indemnified Parties of the Corporation’s covenants under this indemnity with respect to such persons and the Agent agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

The Corporation agrees to immediately reimburse the Agent monthly for the time spent by an Indemnified Party in connection with any Claim at their reasonable per diem rates. The Corporation also agrees that if any Claim shall be brought against, or an investigation commenced in respect of the Corporation or the Corporation and the Indemnified Parties shall be required to testify, participate or respond in respect of or in connection with the performance of professional services rendered to the Corporation by an Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, the Agent shall have the right to employ its own counsel in connection therewith and the Corporation will immediately reimburse the Agent monthly for the time spent by an Indemnified Party in connection therewith at their reasonable per diem rates together with such fees and disbursements and reasonable, actual and accountable expenses as may be incurred, including the fees and disbursements of the Agent’s counsel.

14.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.	Expenses

Out of the proceeds of the Offering, the Corporation shall pay all expenses and fees in connection with the Offering, including all expenses of or incidental to the issue, sale or Distribution of the Offered Securities; the fees and expenses of the Corporation’s counsel; and all costs incurred in connection with the preparation of documents relating to the Offering. The Corporation shall also pay all legal expenses and fees incurred by the Agent, which shall include the reasonable fees of Baker & McKenzie LLP, counsel for the Agent and U.S. Agent, up to a maximum of US$75,000 plus disbursements and taxes, and all reasonable out-of-pocket expenses of the Agent provided that such costs claimed by the Agent shall not exceed US$25,000 plus disbursements and taxes. However, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement. In the event the Closing does not occur, all fees and expenses incurred by the Agent shall be payable by the Corporation immediately upon receiving an invoice therefor from the Agent.

16.	Survival of Representations and Warranties

The representations, warranties, covenants, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Securities shall survive the purchase of the Offered Securities and shall continue in full force and effect for a period of three years following the Closing Date regardless of any subsequent disposition of the Offered Securities by the investors or the termination of the Agent’s obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the sale of the Offered Securities.

17.	Conflict of Interest

The Corporation acknowledges that the Agent and its affiliates carry on a range of businesses, including providing stockbroking, investment advisory, research, investment management and custodial services to clients and trading in financial products as agent or principal. It is possible that the Agent and other entities in its group that carry on those businesses may hold long or short positions in securities of companies or other entities, which are or may be involved in the transactions contemplated in this Agreement and effect transactions in those securities for their own account or for the account of their respective clients. The Corporation agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Corporation’s interests under this Agreement.

18.	Time of the Essence

Time shall be of the essence of this Agreement.

19.	Fiduciary

The Corporation hereby acknowledges that the Agent is acting solely as agent in connection with the offer and sale of the Offered Securities. The Corporation further acknowledges that the Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agent act or be responsible as a fiduciary to the Corporation, its management, shareholders or creditors or any other person in connection with any activity that the Agent may undertake or have undertaken in furtherance of such offer and sale of the Corporation’s securities, either before or after the date hereof. The Agent hereby expressly disclaims any fiduciary or similar obligations to the Corporation, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Corporation hereby confirms its understanding and agreement to that effect. The Corporation and the Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Agent to the Corporation regarding such transactions, including any opinions or views with respect to the price or market for the Corporation’s securities, do not constitute advice or recommendations to the Corporation. The Corporation and the Agent agree that the Agent is acting as principal and not the agents or fiduciaries of the Corporation and the Agent has not, and the Agent will not assume, any advisory responsibility in favour of the Corporation with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Corporation on other matters). The Corporation hereby waives and releases, to the fullest extent permitted by law, any claims that the Corporation may have against the Agent with respect to any breach or alleged breach of any fiduciary duty to the Corporation in connection with the transactions contemplated by this Agreement.

20.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of such province.

21.	Funds

Unless otherwise specified, all funds referred to in this Agreement shall be in Canadian dollars.

22.	Stipulation for the Benefit of U.S. Agent

The Corporation and the Agent acknowledge and agree that H.C. Wainwright & Co. LLC will act as the U.S. Agent for the Offering. The Corporation hereby covenants and agrees, for the benefit of H.C. Wainwright & Co. LLC, that H.C. Wainwright & Co. LLC will be entitled to benefit from and rely on, to the same extent as the Agent, all the representations and warranties, covenants and indemnification undertakings of the Corporation contained in this Agreement for the benefit of the Agent. Furthermore, each document which the Corporation must address and deliver to the Agent under the Agreement shall also be addressed and delivered to H.C. Wainwright & Co. LLC concurrently with the delivery thereof to the Agent.

23.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “Notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

ESSA Pharma Inc.

999 West Broadway, Suite 720

Vancouver, BC V5Z 1K5

Attention:    David Parkinson, Chief Executive Officer

Fax:              604-738-4080

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

599 Burrard Street, Suite 2600

Vancouver, BC V7X 1L3

Attention:    Joseph Garcia

Fax:              604-631-3307

If to the Agent, addressed and sent to:

Bloom Burton Securities Inc.

65 Front Street East, Suite 300

Toronto, ON M5E 1B5

Attention: Jolyon Burton

Email: jburton@bloomburton.com

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP

Brookfield Place

181 Bay Street, Suite 2100

Toronto, ON M5J 2T3

Attention:     Sonia Yung

Fax:              416-863-6275

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

24.	Entire Agreement

The provisions herein and schedules attached hereto contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written, including the Original A&R Agreement.

25.	Assignment

Except as contemplated herein, no party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall enure to the benefit of, and shall be binding upon, the Corporation and the Agent and their successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the covenants and indemnities of the Corporation set out under the heading “Indemnity” shall also be for the benefit of the Indemnified Parties.

26.	Press Releases

Any press release connected with the Offering issued by the Corporation shall be issued only after consultation with the Agent. If the Offering is successfully completed, the Agent shall be permitted only after consultation with the Corporation, to publish, at the Agent’s expense, and in compliance with Applicable Securities Laws such advertisements or announcements relating to the services provided hereunder in such newspaper or other publications as they may consider appropriate.

27.	Counterparts

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

28.	Language

The parties hereto confirm their express wish that this agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

29.	Facsimile or Electronic Transmission

The Corporation and the Agent shall be entitled to rely on delivery by facsimile or other electronic means of an executed copy of this Agreement and acceptance by the Corporation and the Agent of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Agent in accordance with the terms of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter where indicated below and returning the same to the Agent upon which this letter as so accepted shall constitute an agreement among us.

Yours very truly,

BLOOM BURTON SECURITIES INC.

Per:	/s/ Jolyon Burton
Name:	Jolyon Burton
Title:	President and Head of Investment Banking

Authorized Signing Officer

The foregoing offer is accepted and agreed to as of the date first above written.

ESSA PHARMA INC.

By:	/s/ David Wood
Name:	David Wood
Title:	Chief Financial Officer

Authorized Signing Officer

SCHEDULE “A”

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

As used in this Schedule “A” and related appendices, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement to which this Schedule “A” is annexed and the following terms shall have the meanings indicated:

(a)	“Directed Selling Efforts” means directed selling efforts as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Securities or Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

(b)	“Distribution Compliance Period” means the 40 day period that begins on the later of (i) the date the Offered Securities are first offered to persons other than distributors in reliance on Regulation S or (ii) the Closing Date; provided that, all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Distribution Compliance Period;

(c)	“Foreign Issuer” means “foreign issuer” as that term is defined in Rule 902(e) of Regulation S;

(d)	“Institutional Accredited Investor” means an entity that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act;

(e)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(f)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S; and

(g)	“U.S. Placement Memorandum” means the U.S. private placement memorandum (which shall include the Prospectus) used to make offers and sales of the Offered Securities in the United States on a private placement basis pursuant to section 4(a)(2) or the 1933 Act.

Representations, Warranties and Covenants of the Agent

The Agent acknowledges that the Offered Shares, Warrants and Warrant Shares have not been registered under the 1933 Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws. Accordingly, the Agent represents, warrants and covenants to the Corporation that:

1.	It has not offered and sold, and will not offer and sell, any Offered Securities except (a) to a person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States or to, or for the account or benefit of, a U.S. Person as provided in Sections 2 through 13 below. Accordingly, neither the Agent nor any of its affiliates nor any persons acting on its behalf, has made or will make (except as permitted in Sections 2 through 13 below), (i) any offer to sell or any solicitation of an offer to buy, any Offered Securities in the United States or to, or for the account or benefit of, a U.S. Person, (ii) any sale to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Agent, affiliate or person acting on its behalf reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Offered Securities.

2.	It acknowledges that there is a Substantial U.S. Market Interest in the Common Shares and agrees to comply with Rule 903(b)(2) in connection with the Offering. In particular, it agrees that, at or prior to confirmation of the sale of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Shares or Warrants from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “1933 Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and closing date, except in either case in accordance with Regulation S under the 1933 Act. Terms used herein have the meanings given to them in Regulation S.”

In addition, prior to the expiration of the Distribution Compliance Period, all subsequent offers and sales of the Offered Shares, Warrants, Warrant Shares, Broker Warrants or Broker Shares by the Agent shall be made only in accordance with the provision of Rule 903 or 904 of Regulation S; pursuant to a registration of such securities under the 1933 Act; or pursuant to an available exemption from the registration requirements of the 1933 Act. The Agent agrees to obtain substantially identical undertakings from the U.S. Agent in connection with the distribution of the Offered Securities contemplated hereby and to comply with the offering restriction requirements of Rule 903(b)(2) of Regulation S.

3.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with the U.S. Agent, any selling group members or with the prior written consent of the Corporation. It shall require the U.S. Agent and each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that the U.S. Agent and each selling group member complies with, the provisions of this Schedule “A” applicable to the Agent as if such provisions applied to the U.S. Agent and such selling group member.

4.	All offers and sales of Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons shall be made by the Agent through the U.S. Agent, which on the dates of such offers and sales was and will be duly registered as a broker-dealer under the 1934 Act and under all applicable state securities laws (except where exempted from the respective state’s broker- dealer registration requirements) and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. (“FINRA”), in accordance with all applicable United States state and federal securities (including broker-dealer) laws. The U.S. Agent will make all offers and sales of Offered Securities in compliance with all applicable United States federal and state broker-dealer requirements.

5.	It and its affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act.

6.	Any offer, sale or solicitation of an offer to buy Offered Securities that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons was or will be made only to a limited number of Institutional Accredited Investors with whom the Agent or the U.S. Agent has a pre-existing relationship in transactions that are exempt from registration under the 1933 Act and applicable state securities laws.

7.	It had reasonable grounds to believe and did believe that each such purchaser was an Institutional Accredited Investor, and at the time of completion of each sale to a person in the United States or to, or for the benefit or account of, a U.S. Person, the Agent, the U.S. Agent, their respective affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that each such purchaser designated by the Agent or the U.S. Agent to purchase Offered Securities from the Corporation is an Institutional Accredited Investor.

8.	At least one Business Day prior to the Closing Date and the Over-Allotment Option Closing Date, as the case may be, the Corporation will be provided with a list of all purchasers of the Offered Securities that are in the United States or are U.S. Persons.

9.	On the Closing Date and the Over-Allotment Option Closing Date, as the case may be, the U.S. Agent and the Agent, will provide a certificate, substantially in the form of Appendix II, relating to the manner of the offer and sale of the Offered Securities in the United States and to, or for the account or benefit of, U.S. Persons.

10.	Prior to soliciting any offerees and prior to the completion of any sale of Offered Securities, each purchaser will be informed that the Offered Shares, Warrants and Warrant Shares have not been registered under the 1933 Act and are being offered to such purchaser for investment and in reliance on an exemption from the registration requirements of the 1933 Act provided by Section 4(a)(2) of the 1933 Act.

11.	Each offeree in the United States shall be provided, prior to time of such offeree’s purchase of any Offered Securities, with a copy of the U.S. Placement Memorandum and no other written material shall be used in connection with the offer or sale of the Offered Securities in the United States.

12.	None of the Agent, the U.S. Agent nor any person acting on its or their behalf has engaged or will engage in any violation of Regulation M under the 1934 Act in connection with its offers or sales of the Offered Securities in the United States.

13.	It shall cause each U.S. Investor to complete and provide to the Corporation a copy of the U.S. Purchaser’s Letter attached to the U.S. Placement Memorandum.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.	The Corporation is not, and as a result of the sale of the Offered Securities contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940.

2.	The Corporation is a “Foreign Issuer” and reasonably believes there is a Substantial U.S. Market Interest in the Common Shares.

3.	Except with respect to offers and sales to Institutional Accredited Investors through the Agent or the U.S. Agent in reliance upon an exemption from registration under the 1933 Act, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, the U.S. Agent, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Securities to a person in the United States or to, or for the account or benefit of, U.S. Persons; or (B) any sale of Offered Securities unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States and is not a U.S. Person, or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person.

4.	Neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, the U.S. Agent, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make any Directed Selling Efforts in the United States with respect to the Offered Securities, or has taken or will take any action that would cause the applicable exemption afforded by the 1933 Act or Regulation S to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement.

5.	None of the Corporation, any of its affiliates or any person acting on its or their behalf (other than the Agent, its Affiliate, or any members of the banking and selling group formed by them, as to all of whom the Corporation makes no representation) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act.

6.	None of the Corporation, its affiliates or any person acting on its behalf (other than the Agent, the U.S. Agent, or any members of the banking and selling group formed by them, as to all of whom the Corporation makes no representation) has engaged or will engage in any violation of Regulation M under the 1934 Act in connection with any offer or sale of the Offered Securities.

7.	Except with respect to the aborted offering of units in July 2017, offers and sales of securities pursuant to the Corporation’s employee benefit plans and the Offering, neither the Corporation nor anyone acting on its behalf has offered the Offered Securities or any similar securities for sale to, or solicited any offer to buy the same from, a person in the United States or a U.S. Person for a period of six months prior to the date of the Agency Agreement.

8.	Other than the Agent and the U.S. Agent, the Corporation has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the offer and sale of the Offered Securities and the transactions contemplated by the Agency Agreement.

APPENDIX II

TO SCHEDULE “A”

AGENT’S CERTIFICATE

In connection with the private placement in the United States of common shares and/or pre-funded common share purchase warrants (the “Offered Securities”) of ESSA Pharma Inc. (the “Company”), pursuant to a second amended and restated amended and restated agency agreement (the “Agency Agreement”) dated January 5, 2018, between the Corporation and the agent named therein, the undersigned hereby certify as follows:

(i)	on the date hereof and on the date of each offer or sale of Offered Securities, H.C. Wainwright & Co. LLC (the “U.S. Agent”) is and was a duly registered broker-dealer with the SEC, duly registered as a broker-dealer under the laws of each state where it made offers of Offered Securities (unless exempted from the respective state’s broker-dealer registration requirements), and a member of and is in good standing with FINRA on the date hereof;

(ii)	all offers and sales of Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons have been and will be effected by the U.S. Agent in accordance with all applicable United States state and federal broker-dealer requirements;

(iii)	other than written materials provided by or expressly approved by the Company, no written material was used in connection with the offer and sale of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons;

(iv)	we have offered the Offered Securities on behalf of the Company to not more than offerees that are in the United States or that are U.S. Persons (including purchasers that have executed and delivered a U.S. Purchaser’s Letter (included as Exhibit 1 to the U.S. Placement Memorandum) and have not made any offer or sale of the Offered Securities to any other person in the United States or that is a U.S. Person;

(v)	each offeree in the United States or that is a U.S. Person was provided, prior to time of such offeree’s purchase of any Offered Securities, with a copy of the U.S. Placement Memorandum;

(vi)	each purchaser of Offered Securities in the United States or that is a U.S. Person has executed and delivered a U.S. Purchaser’s Letter (included as Exhibit 1 to the U.S. Placement Memorandum), a copy of which has been delivered to the Company;

(vii)	we had reasonable grounds to believe and did believe that each offeree in the United States or that is a U.S. Person was immediately prior to our transmitting of the U.S. Placement Memorandum to offerees in the United States, an Institutional Accredited Investor, and, on the date hereof, we continue to believe that each such person in the United States purchasing Offered Securities is an Institutional Accredited Investor;

(viii)	no form of General Solicitation or General Advertising was used by us in connection with the offer or sale of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons; and

(ix)	the offering of the Offered Securities in the United States or to, or for the account or benefit of, U.S. Persons has been conducted by us in accordance with the terms of the Agency Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this day      of             , 201  .

BLOOM BURTON SECURITIES INC.	H.C. WAINWRIGHT & CO. LLC

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE “C”

PARTIALLY EXCLUDED PURCHASERS

Clarus Lifesciences III, L.P.

Members of the Corporation’s Board of Directors (other than David Parkinson and Franklin Berger)

Management and employees of the Company (other than David Parkinson)

Omega Fund IV, L.P.

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

SCHEDULE “C”

REGISTERED CORPORATION IP

(please see attached)